Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Abraxas Petroleum Corporation

San Antonio, Texas

We consent to the use of our reports dated March 31, 2022, with respect to  to the consolidated financial statements of Abraxas Petroleum Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2021, incorporated herein by reference.

/s/ADKF P.C.

ADKF P.C.

San Antonio, Texas

May 13, 2022